Exhibit 11

CEMIG

STATEMENT OF ETHICAL PRINCIPLES AND CODE OF PROFESSIONAL CONDUCT

Index

CHAPTER 1 – GENERAL

1.	Objective
2.	Whom the Code applies to
3.	Scope of application
4.	Compatibility with other rules, law and regulations

CHAPTER 2 – PRINCIPLES

1.	Commitment to ethics and transparency
2.	Professional integrity
3.	Health and safety
4.	Commitment to the rules
5.	Commitment to best corporate governance practices
6.	Commitment to the client
7.	Sustainability
8.	Protection of the Company’s image, brand, reputation and property
9.	Only appropriate use of IT information and resources

CHAPTER 3 – CRITERIA FOR CONDUCT

1.	Criteria for all to whom this Code applies
2.	Criteria for Management, members of the Audit Board, employees and interns
3.	Specific criteria for the relationship with outsourced workers and subcontractors
4.	Specific criteria for outsourced suppliers, and subcontractors
5.	Specific criteria in the relationship with the public and clients
6.	Special criteria for the relationship with the media, the market and investors
7.	Specific criteria in relation to other entities
8.	Specific criteria in relation to companies of the “Cemig Group”

CHAPTER 4 – MANAGEMENT OF THE PROCESS OF ETHICS

1.	The Ethics Committee
2.	Receipt and treatment of accusations and consultations
3.	Policies on non-retaliation and non-identification
4.	Proceedings governing discipline, punishment and liability

CHAPTER 5 – FINAL PROVISIONS

1.	Period of validity
2.	Interpretation
3.	Duty to disclose
4.	Commitment to the Code

CONCEPTS / GLOSSARY

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CHAPTER 1 – GENERAL

1	Objective

Cemig’s Statement of Ethical Principles and Code of Professional Conduct (hereinafter, ‘the Code’) provides orientation and structure for the conduct of those who act in the name of, or interact with, the Company. Its aim is that all actions should be ethical, as well as complying with law and regulations.

2.	Whom the Code applies to

The Code applies to, and must be obeyed by, all the following: Management, members of the Audit Board, employees, interns, outsourced suppliers, and subcontractors.

3.	Scope of application

This Code is to be used in all relationships that arise as a result of Cemig’s activities with its Management, Audit Board members, employees, stockholders, the public, clients, outsourced providers, subcontractors, interns and all those with whom Cemig has any relationship.

This Code applies to: Companhia Energética de Minas Gerais (‘Cemig’), Cemig Geração e Transmissão S.A. (‘Cemig GT’), Cemig Distribuição S.A. (‘Cemig D’), and all other subsidiaries, wholly-owned or otherwise; and serves as orientation for all the companies in which Cemig has a stockholding interest.

4.	Compatibility with other rules, law and regulations

This Code is in compliance with all the provisions of the Constitution and of law and regulations to which Cemig is subject, and in harmony with the Company’s Mission, Vision and Values:

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CEMIG – MISSION, VISION AND VALUES

MISSION

To provide the public with integrated solutions for clean and accessible energy in a way that is innovative, sustainable and competitive.

VISION

To be among the three best integrated electricity groups in Brazil in terms of governance, financial health, performance of assets and customer satisfaction.

VALUES

RESPECT FOR LIFE

Act with prudence, and to prevent accidents, in every situation.

INTEGRITY

Act ethically, transparently and honestly.

GENERATION OF VALUE

Provide solutions for the well-being and prosperity of clients, stockholders, employees, suppliers and society.

SUSTAINABILITY AND SOCIAL RESPONSIBILITY

Provide safe, clean, reliable energy, contributing sustainably to economic and social development.

COMMITMENT

Act responsibility; with enthusiasm and dedication; and proactively.

INNOVATION

Be creative and seek new solutions for the company’s challenges.

Any interpretation that is made of this Code should assume meanings that reaffirm the Code’s existence, importance and application.

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CHAPTER 2 – PRINCIPLES

The following are Cemig’s principles of conduct, to be complied with in every action taken by those to whom this Code applies:

1.	Commitment to ethics and transparency

Those to whom this Code applies must adopt criteria of ethics, integrity, good faith and transparency in their entire conduct.

Thus, the following are indispensable requirements:

a)	to act ethically and transparently;

b)	to make proper and correct use of information received;

c)	to obey the Constitution, the Law, regulations, and Cemig’s internal rules;

d)	to comply with the rules prohibiting family relationships in the workplace and in business transactions; nepotism; influence-peddling; and crimes against the Public Administration;

e)	to publicize actions taken, and the reasons for them, obeying the degree of confidentiality of information;

f)	to take steps for full preservation of all of the Company’s information;

g)	to report any situations in which this Code is not obeyed;

h)	not to commit any act of active or passive corruption;

i)	not to accept any bribe, kickback or extortion;

j)	not to receive or offer any gift, donation or advantage whatsoever;

k)	not to commit any act that is fraudulent, or any act of money-laundering, or concealment of assets, rights or amounts of money.

2.	Professional integrity

Those to whom this Code applies must guide all their conduct on the principle of recognizing and valuing professional integrity, acting with prudence and responsibility at all times.

Thus, the following are indispensable requirements:

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

a)	to act in a professional manner, committed at all times to the activities of Cemig, its mission, vision, values and principles;

b)	to be at all times polite, cooperative and respectful;

c)	not to create any conflict with the interests of Cemig;

d)	immediately to advise one’s immediate superior of anything that might characterize conflict of interest;

e)	to preserve a healthy and appropriate work environment;

f)	in all professional relationships established, to obey and be guided by the interests of Cemig;

g)	to participate in, disseminate and put into practice the training and skill acquisition courses provided by Cemig;

h)	to act with loyalty to the “Cemig Group”; and

i)	not to permit any actions that enable any favoring of third parties, or other abuses, in any transaction involving the “Cemig Group”.

3.	Health and safety

All those to whom this Code applies must comply with the health and safety rules in all their conduct.

Thus, the following are indispensable requirements:

a)	to be aware of and to obey the legislation in relation to health and safety in the workplace, the principles of Cemig’s Occupational Health, Safety and Wellbeing Policy, and the other internal rules;

b)	to ensure that there are appropriate conditions of work health and safety in our daily activities;

c)	to make individual and collective protection equipment available, to use it appropriately, and to require that it be used appropriately;

d)	to comply with, and to monitor and inspect compliance with, the rules regarding employees and service providers that involve Cemig having subsidiary or joint liability;

e)	to seek solutions for situations that could represent risks to the safety of the workforce and/or the population;

f)	to refuse to execute any activities that would otherwise take place in unsafe conditions, or not in compliance with current safety rules;

g)	to contribute to continuous development of safe practices; and

h)	to instruct the public and clients on safe practices in Cemig’s area of operation, aiming to prevent accidents and losses.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

4.	Commitment to the rules

All conduct of those to whom this Code applies must be in harmony with the provisions of law and rulings of authorities to which Cemig is subject.

Thus, the following are indispensable requirements:

a)	to be aware of, and to act in accordance with, the applicable rules;

b)	to help and assist in improvement of internal rules;

c)	to make efforts at all times to ensure that rules are complied with;

d)	to obey the interpretations that apply to rules issued by Cemig;

e)	on making of any contract by Cemig, to obey all legal and other rulings, and Cemig internal rules; and

f)	to comply with all national and international public commitments that Cemig has entered into, especially the Global Compact and its Principles.

5.	Commitment to best corporate governance practices

In all their conduct, those to whom this Code applies must take into account Cemig’s commitment to good corporate governance.

Thus, the following are indispensable requirements:

a)

to treat as priority the establishment of relationships of trust, integrity and respect with stockholders, investors, clients, employees, suppliers, the public, regulatory agencies, inspection and monitoring bodies, and the government;

b)	to maintain control of all information so as to ensure its veracity and quality;

c)	to create reports that are clear, truthful and objective and contain all the information necessary for a wide understanding of the subject;

d)	to seek economic and financial gains, and improvements of image, for the “Cemig Group”, acting in a manner that is ethical and sustainable;

e)	to comply with the legislation and the rules instituted by the securities regulation and inspection bodies, both of Brazil and of the countries where Cemig has securities listed;

f)

to act with transparency, independence, equity and responsibility in all relationships with Management, employees, outsourced workers, stockholders, investors, market analysts, auditors, clients, the public, government, and regulatory and inspection bodies – above all by supplying information that distinguishes itself by its quality, veracity, proper timing and punctuality;

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

g)

to make public material information about Cemig widely available, removing any perception that there may be any privileged access to such information, except in the cases where secrecy is required and indispensable;

h)	to withdraw from any discussion, decision or activity that is incompatible with one’s functions and/or which might generate conflict of interests;

i)	not to disclose to third parties any confidential or privileged information that has not yet been disclosed to the market; and

j)

not to commit any unlawful act or economic crime, including any that might cause Cemig to have objective or subjective liability arising from impropriety or corruption, fiscal responsibility, fraud or any similar factor.

6.	Commitment to the client

In all conduct, those to whom this Code applies must take into account Cemig’s commitment to excellence in provision of services and relationships with clients.

Thus, the following are indispensable requirements:

a)	to relate to the client in a respectful and polite manner;

b)	continuously to seek improvement in the quality of services;

c)	to present information that is trustworthy, exact, transparent and objective;

d)	to be proactive in meeting the needs of clients and in seeking solutions for their issues, subject to the limitations of ethics and sustainability;

e)	to offer orientations on environmentally appropriate, sustainable and responsible use of electricity; and

f)	to obey the criteria for attending clients.

7.	Sustainability

Those to whom this Code applies, should, in all their actions, be committed to corporate sustainability in its economic-financial, regulatory, environment and social aspects.

Thus, the following are indispensable requirements:

a)	to act with promptness and commitment in prevention or mitigation of environmental damage;

b)	whenever in charge of an activity, to minimize the impacts and environmental and social risks arising from it;

c)	to report any actions that cause or could potentially cause social or environmental damage;

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

d)	to use natural resources rationally, and motivate others to do so;

e)	to foster an environment favorable to raising citizenship awareness;

f)	to act with social responsibility and with respect for human dignity;

g)	to stimulate adoption of good practices in social and environmental responsibility;

h)	to encourage technological innovation, and ensure the use of the most appropriate technologies in Cemig’s processes;

i)	to seek greater competitiveness and optimization of operational results;

j)	to use economic-financial resources responsibly;

k)	to support and encourage actions for energy conservation, energy efficiency and combat of waste;

l)	to work proactively to comply with regulatory obligations; and

m)	to act to reduce costs, to preserve the Company’s assets and financial investments.

8.	Protection of the Company’s image, brand, reputation and property

The conduct of those to whom this Code applies must be guided by preservation of Cemig’s institutional image, brand, reputation and property.

Thus, the following are indispensable requirements:

a)	to preserve and protect the intellectual and industrial property, and rights of authorship of the “Cemig Group”;

b)	in any information, disclosure, document or advertising/marketing, to act at all times to protect and preserve Cemig’s brand, image and visual identity;

c)	to employ Cemig’s property rationally, and exclusively in the Company’s interests;

d)	to act at all times to protect and preserve Cemig’s facilities, materials, equipment, vehicles and other goods and resources;

e)	to use only those resources that are necessary for performing one’s responsibilities;

f)	in all activities, to minimize real or potential adverse effects on the business and reputation of the “Cemig Group”;

g)	not to allow Cemig’s resources or assets to be used to damage the Company or its image;

h)	not to use Cemig’s materials, image, brand or property for any interest of oneself or of any other person;

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

i)	when events, programs, projects or nomenclature of any of the administrative units are being disclosed, not to use any image or symbol that interferes with the correct application of the Cemig brand;

j)	not to make any disclosure or comment in the press or social media relating to any information that could have an adverse effect on the Company’s image;

k)	not to use or refer to the Cemig brand in any personal profile name, email name, ‘alias’ or ‘nickname’ in any social media, website, discussion group or forum;

l)	not to register the Company’s corporate or institutional email address on any social media, website or discussion group that is foreign to the Company’s interests, business and/or services;

m)

not to publish, even in a personal profile, any content or message of a violent, aggressive, hostile or intolerant nature, or such as might reduce regard for, or be inconsistent with, Cemig’s published opinions; and

n)	not to make any disclosure that places work colleagues or the Company in a negative light

9.	Appropriate use of IT information and resources

In all their conduct, those to whom this Code applies must be guided by the concept of appropriate and rational use of the physical or digital resources made available by Cemig.

Thus, the following are indispensable requirements:

a)	to act with responsibility for information security, and at all times in favor of confidentiality, safety and availability of the Company’s information;

b)

to use the internet, the Intranet, and the access to the network and the email service made available by Cemig in a responsible and safe manner, obeying the policies and procedures connected to its use and protection;

c)	not to use Cemig’s IT information or resources in any way that violates the requirements of law, regulations or internal policies;

d)	not to access, try to access, or facilitate access to restricted data without authorization from the competent body; and

e)	not to assign or transmit to any third party any restricted information without the prior authorization of the competent body.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CHAPTER 3 – CRITERIA FOR CONDUCT

1.	Criteria for all to whom this Code applies

The following criteria of conduct apply to all, and are to be obeyed in all relationships:

a)	to respect all rights of personality, such as life, liberty, honor, secrecy, intimacy, privacy, image and dignity;

b)	to combat child, slave, cruel or inhuman work;

c)	to combat any form of moral or sexual harassment;

d)	to support and apply actions of social inclusion;

e)	to respect and protect minors, the disabled, pregnant women, the elderly, indigenous people and any persons in a situation of danger;

f)	to value diversity and equality of opportunity;

g)

to combat and prevent any form of discrimination on the basis of race, gender, sexual orientation, color, appearance, nationality, religion, age, physical or mental condition, marital status or political ideology;

h)

to obey all rules of employment law and human rights, including the Brazilian Consolidated Employment Laws (‘CLT’), the UN Universal Declaration of Human Rights, and the ILO Tripartite Declaration on Multinational Enterprises and Social Policy;

i)	to take sustainability into account in all decision-making processes, projects, procedures and activities;

j)	to take responsibility for failings in execution of one’s activities; and

k)	on becoming aware of the practice of any non-compliant or illegal act, to intercede with management superiors, or using the permanent communication channels dedicated to reception of accusations.

2.	Criteria for Management, members of the Audit Board, employees and interns

The following are specific criteria for conduct to be obeyed by Management, members of the Audit Board, employees and interns:

a)	to obey the periods and deadlines specified by law and internal rules in relation to access to information;

b)	to refuse any practice of, or attempt to practice, any action that is anti-ethical, tends to corrupt, or is illegal, unlawful, immoral or inappropriate.

c)	to use the Ethics Channel and the Ethics Committee to resolve any doubts about the interpretation of this Code;

d)	at all times to adopt a proactive, ethical and transparent stance;

e)	to direct attention during working hours only to professional matters;

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

f)	to focus on actions that are efficient and results-directed;

g)	to report any action not compliant with this Code of which one is aware;

h)	to be liable for any knowingly groundless accusations of non-compliance with this Code;

i)	to take part in training sessions in relation to this Code;

j)	to obey the Code of Ethical Conduct of Government Workers and Senior Administration of the State of Minas Gerais;

k)	to act always in such a way as to reduce costs and preserve the Company’s property and financial investments;

l)	when responsible for keeping or possession of documents, to act at all times for their safety;

m)	when responsible for contracts, to manage them, and inspect and monitor execution and compliance with them;

n)	to report and immediately deliver to superiors any notice, summons, request, recommendation or official letter from any public body or external entity;

o)	in administrative acts, to provide fair grounds for taking of decisions;

p)	never to omit the existence of any possible conflict of interest, or any circumstance that might prevent participation, in provision of information or bases for any process in the Company;

q)	not to reply to any summons, notice, request, recommendation or official letter from any public body or external entity, unless authorized to do so by the competent authority;

r)

not to receive or offer any present, donation or advantage of any type, of any monetary value, from or to persons, companies or entities that have or may have an interest in any routine act or matter, or institutional decision or information that is confidential to which one may have access;

s)	not to carry out any political or religious proselytization at work locations or during activities carried out in the name of the “Cemig Group”;

t)	not to use any Cemig employment, function, position or the Company’s name in the interest of oneself or a third party;

u)	when aware of or in possession of any goods as a result of one’s activities, not to use them to further personal interests or those of a third party;

v)	not to carry out any act of discrimination of any type;

w)	not to make any public statement in the name of Cemig without authorization;

x)	not to use any resources, programs or services of the “Cemig Group”, or any association they may have with the brand, without the Company’s formal consent.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

3.	Specific criteria in the relationship with outsourced workers and subcontractors

The following are specific criteria for conduct to be obeyed in relationships with outsourced workers and subcontractors:

a)	to conduct all relationships with outsourced workers or subcontractors in a professional manner;

b)	to preserve the strategic information of the “Cemig Group”;

c)	to guarantee the Company’s interests when contracting, and in monitoring and inspecting execution of contracts;

d)	to ensure that the criteria established in this Code for outsourced workers and subcontractors are obeyed;

e)	to treat competitors in tender and competition processes equally, obeying the principles of legality, impersonality, morality, publicity and efficiency, without favoring anyone;

f)

to obey the law and legal rules for specification, budgeting, tender, acquisition, contracting, contract management and execution, monitoring/inspection, and, if necessary, punishment of employees or outsourced suppliers.

4.	Specific criteria for outsourced suppliers, and subcontractors

The following are specific criteria for conduct to be obeyed directly by outsourced workers, and subcontractors:

a)

to facilitate access to data, documents and facilities connected with execution of activities related to the “Cemig Group”, including for the purposes of audit and inspection by the internal and external control bodies;

b)	to comply with the rules that are inherent to sustainable development;

c)	to monitor and inspect the action of subcontractors, taking direct responsibility for all actions carried out by them, in the terms of this Code, that affect the “Cemig Group”;

d)	to obey this Code and disseminate its directives to all those involved in compliance with activities related to the “Cemig Group”; and

e)	to obey the ethics of competition, in such a way as not to permit acts of market concentration, formation of cartels, or any practice of kickbacks, bribery or coercion.

5.	Specific criteria in the relationship with the public and clients

The following are specific criteria for conduct to be obeyed in relation to society and clients:

a)	to orient the public and clients on safety in dealing with electricity, and on energy conservation;

b)	to orient the public and clients to use the existing channels for any reports and complaints;

c)	to pass on any accusations or complaints received, for investigation;

d)	to deal with requests received in a manner that is polite and effective; and

e)	to disseminate the good practices specified in this Code.

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This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

6.	Specific criteria for the relationship with the media, the market and investors

The following are specific criteria to be obeyed in relations with the media, market and investors:

a)	to assume responsibility for the quality, security and truthfulness of information supplied and opinions issued;

b)	not to make any statement unless it is authorized by the competent body, with the knowledge of the disclosing person’s superiors and in accordance with the directives of the “Cemig Group”; and

c)	not to make any statement about any information that is strategic, secret, in the process of being investigated or outside the competency and/or activities of the disclosing person.

7.	Specific criteria in relation to other entities

The following are specific requirements for conduct in relationships with other public bodies:

a)	to obey the Codes of Conduct of the entities with which working agreements, contracts or other agreed matters are established, provided they do not conflict with this Code;

b)	diligently to attend and respond to requests received;

c)	to duly process and submit all documentation and requests that come from other public bodies or should be remitted to them;

d)	to give account and provide information requested; and

e)	to comply with all rules that apply to the “Cemig Group” issued by public bodies

8.	Specific criteria in relation to companies of the “Cemig Group”

The following are specific criteria for conduct to be complied with in relationships with companies of the “Cemig Group”:

a)	all activity in companies of the “Cemig Group” shall be guided by all the directives of this Code;

b)

all transactions between companies of the “Cemig Group” shall be effected with transparency, obeying all technical, regulatory and commercial criteria, and in accordance with market practices and the rules issued by the regulatory body;

c)	a board member of a company of the “Cemig Group” must act with independence, and make efforts at all times to protect the interests of that Company; and

d)	to give timely account of all activities to Cemig.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CHAPTER 4 – MANAGEMENT OF THE PROCESS OF ETHICS

The following structures and procedures exist to put this Code into effect:

1.	The Ethics Committee

1.1.	The Ethics Committee is permanent, and is made up of General Managers appointed in accordance with specific internal rules.

1.2.	The Ethics Committee has the following minimum duties:

a)	to ensure investigation of all accusations received by the Ethics Channel, or directly by its members, or through other means;

b)	to call for internal or external documents for the purpose of establishment of the facts and, if necessary, to call for intervention by the competent bodies;

c)	to submit, to the bodies responsible, any proofs that are found during the process of examination of accusations;

d)	to guarantee anonymity in relation to all accusations of which the committee become aware, and which it processes;

e)	to comply with the internal rules governing its competency, and procedures to be followed;

f)	to investigate any cases of retaliation arising in relation to use of the right of anonymity, of which the Committee becomes aware;

g)	to respond to all accusations or consultations on operational, non- operational or ethical subjects, whether received anonymously or with identification;

h)	to cause the ethical principles to be disseminated to, and applied by the Managers and the workforce;

i)	to hold annual training sessions on this Code of Ethics to be attended by Managers and employees;

j)	to update this Code whenever necessary.

2.	Receipt and treatment of accusations and consultations

2.1.

The following are permanent channels of communication, available for receipt of consultations or accusations submitted to the Cemig Committee of Ethics, with or without identification of the party reporting them:

a)	in physical form: by sending of correspondence;

b)	by exclusive email: through access to Cemig’s Intranet or website or by other electronic means; and

c)	by internal or external telephone.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

2.2.	The responses shall be made available by the same means used by the reporting party, except where a case of anonymity makes return of information impossible.

2.3.	The following minimum rules apply:

a)	Accusations may also be sent to any of the following parties, which must immediately submit them to the Company’s Ethics Committee:

– the complaining party’s immediate manager;

– the Internal Audit Department;

– Cemig’s Ombudsman;

– the Chief Executive Officer;

– the Audit Board.

– the Audit Committee.

b)

The Ethics Channel, available on Cemig’s Intranet, guarantees total anonymity to any reporting party who opts to remain unidentified, even when a company registry number and access password are used to enter the corporate network.

c)

Even in cases where the access is by physical correspondence, email or telephone – when it is not possible to ensure anonymity of the complaining party due to the medium used for the complaint – secrecy on that party’s identity is guaranteed during the whole of the process of investigation.

d)

The means of communication made available may also be used, for example, for answers to questions by any interested party seeking the optimum interpretation of this Code, or indeed, as the case may be, offering suggestions for its improvement.

3.	Policies on non-retaliation and non-identification

3.1

Any party that reports a matter of non-compliance with this Code and who does not wish to be identified has the right to be kept anonymous during the investigations, and has the right not to suffer any retaliation for the use of the right to file a complaint.

3.2

The duty of non-retaliation extends to everyone who has access to the report, including but not limited to: members of boards and committees; operators of the Ethics Channel system; anyone with responsibility for receipt or registration of messages, or answering the telephone; witnesses; those giving depositions; and any defenders appointed.

3.3	The duty of non-retaliation extends to include prohibition on propagation of the accusation itself, or of any information that any employee has had to become aware of.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

4.	Proceedings governing discipline, punishment and liability

4.1.	Based on reports of actions not in compliance with this Code, proceedings for discipline, punishment or liability may be opened for investigation and, if necessary, punishment of those responsible.

4.2.	In these proceedings there shall be full right of reply and defense, with use of all means of proof admitted by law and pertinent to the case.

4.3.	The following shall be regarded as:

a)	Disciplinary proceedings: Those opened against Management, members of the Audit Board, employees, stockholders or interns;

b)	Punishment proceedings: Proceedings opened against outsourced suppliers or subcontractors, for infringements of this Code that are not related to acts of corruption;

c)	Liability proceedings: Those opened against outsourced suppliers or subcontractors, for acts specified as corruption and in the terms of the applicable legislation.

4.4.

In cases in which, to comply with the applicable legislation, investigation is the responsibility of bodies external to Cemig, the documentation collected in the process of diligence shall be sent to the body in question, and the duty to cooperate with the investigations shall remain.

4.5.

Compliance with the provisions of this Code must be rigorous, in such a way as to permit zero tolerance and/or leniency for undesirable actions, and all reports that are made with grounds to the competent bodies must be investigated.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CHAPTER 5 – FINAL PROVISIONS

1.	Period of validity

This Code remains in effect for an indeterminate period, from its publication.

2.	Interpretation

The rules of this Code are to be interpreted in such a way as to ensure that the Code is in force and effective, at all times in compatibility with the related laws and internal rules; any conflict may be submitted to the Ethics Committee.

3.	Duty to disclose

3.1.	All those to whom this Code is applicable have the duty to disseminate it, its terms and the good practices it refers to, and to make appropriate report of any infringements of it.

3.2.

All those to whom the Code applies have the obligation to make any persons with whom they relate aware of the content of this Code, and to publicize and take part in the training events carried out by companies of the “Cemig Group”.

3.3.	All contracts, working agreements and legal transactions entered into with third parties must, obligatorily, make reference to this Code.

3.4.	Managers should receive annual training on the risk management policy.

4.	Commitment to the Code

4.1.

All parties to whom this Code applies have the obligation to be aware of its content, and may not allege lack of knowledge of it, whether or not they have signed any Commitment Undertaking in relation to it or to conduct. They are also obliged to comply with it faithfully, as from its date of publication.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.

CONCEPTS / GLOSSARY

“Cemig Group”:

The companies, consortia, special-purpose companies (SPCs) and Private Investment Funds (FIPs) in which Cemig has a direct or indirect interest as stockholder. The phrase is always to be written between quotation marks.

Conflict of interest:

The situation when a person taking a decision for the Company also has an interest (financial or other) different to that of the Company. According to the Code of Best Corporate Governance Practices of the Brazilian Corporate Governance Institute (IBGC): “There is a conflict of interest when a person is not independent in relation to the matter under discussion, and is in a position to influence, or take, decisions motivated by interests that are different from those of the Company”.

Corporate governance:

The system by which an organization is directed, monitored and motivated, involving the relationships, for example, between proprietors, Board of Directors, Executive Board and control bodies. Good corporate governance practices convert principles into objective recommendations, aligning interests for the purposes of preserving and optimizing the value of the organization, facilitating its access to funding and resources, and contributing to its longevity.

Email name:	First name in an email address, prior to the @ sign. E.g., in smith@xxxx.com, the ‘email name’ is ‘Smith’.
Employee:	An individual who has and maintains a direct employment-law relationship with Cemig.
Intranet:	The Company’s internal computer network.
Management:	Members of the Board of Directors and Executive Board of Cemig.
Nickname:	Fictitious name used to identify internet users in chat or instant messaging programs.
Outsourced suppliers:	Suppliers of materials, services and subcontractors, whether individuals or legal entities.
Related parties:	Individuals or legal entities that have direct or indirect influence on business decisions of companies of the “Cemig Group”.
Social responsibility:	The stance and activity of helping improve the quality of life in communities where the Company operates.
Sustainable development:

Economic growth arising from the rational use of resources, ensuring their availability for future generations. Sustainable development practices include, for example, responsibility-sharing and reverse logistics.

Workforce:	The employees, and the providers of services.

Av. Barbacena 1200        Santo Agostinho        30190-131        Belo Horizonte,        Minas Gerais,        Brazil        Tel.: +55 31 3506-5024        Fax +55 31 3506-5025

This text is a translation, provided for information only. The original text in Portuguese is the legally valid version.